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                                                                     EXHIBIT 4.2









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                             PARKER DRILLING COMPANY
                            and Subsidiary Guarantors

                          9 3/4% SENIOR NOTES DUE 2006

                                 ---------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of June 5, 2001

             Supplementing the Indenture dated as of March 11, 1998

                                 ---------------

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   as Trustee




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                          SECOND SUPPLEMENTAL INDENTURE


         This Second Supplemental Indenture dated and effective as of June 5, 2001 (the "Second Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), and Parker Drilling Company of Colombia Limited, a Nevada corporation and International Equipment Leasing Company, a Nevada corporation which are wholly-owned indirectly by the Company, the "New Guarantors", and Chase Bank of Texas, National Association, a national banking association, as Trustee (the "Trustee").

                 RECITALS OF THE COMPANY AND THE NEW GUARANTORS

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 11, 1998 by and among the Company, the Trustee and the Subsidiary Guarantors, (the "1998 Indenture") providing for the issuance by the Company of $150,000,000 in aggregate principal amount of the Company's 9 3/4% Senior Notes due 2006 (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 1998 Indenture and the Notes by the Company (the "Indenture Obligations");

         WHEREAS, Section 9.01(a)(vi) of the 1998 Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 1998 Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 10.02 of the 1998 Indenture;

         WHEREAS, the Company has determined that the New Guarantors are required to be added as Subsidiary Guarantors pursuant to Section 10.02 of the 1998 Indenture as a result of the transfer of certain assets from one Subsidiary Guarantor to the New Guarantors;

         WHEREAS, Section 10.02 of the 1998 Indenture provides that as a result of said actions the following is required: (i) the execution and delivery by the New Guarantors of this Second Supplemental Indenture whereby the New Guarantors agree to be bound by the terms of the 1998 Indenture as applicable to a Subsidiary Guarantor; and (ii) the execution of a Subsidiary Guarantee of the Notes by the New Guarantors; and

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by a board resolution of the respective board of directors of the Company and each of the New Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture valid and binding upon the Company and the New Guarantors, and enforceable against the Company and the New Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes, as follows:


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                                    ARTICLE I

                              ADDITIONAL GUARANTOR

         Section 1.1. Addition of Guarantors. The New Guarantors, by execution and delivery of this Second Supplemental Indenture, hereby agree to be bound by the terms of the Indenture as a Subsidiary Guarantor.

         Section 1.2. Guarantee of Each Subsidiary Guarantor. Attached as Exhibit A-1 and A-2 and incorporated here by reference, are the notations of Subsidiary Guarantees of each New Guarantor in the form prescribed in the 1998 Indenture, by which the New Guarantor agrees to guarantee the obligations of the Company, in accordance with the terms set out in such notation of Subsidiary Guarantee.

                                   ARTICLE II

                    PARTICULAR REPRESENTATIONS AND COVENANTS

         Section 2.1. Authority. The Company is duly authorized by a resolution of its board of directors to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

         Section 2.2. Correctness of Recitals. The Company represents and warrants that all recitals and statements in this Second Supplemental Indenture are true and correct.

                                   ARTICLE III

                             CONCERNING THE TRUSTEE

         Section 3.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

         Section 3.2 Responsibility for Recitals. The recitals and statements contained in this Second Supplemental Indenture shall be taken as recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to deliver it.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.1 Relation to the 1998 Indenture. This Second Supplemental Indenture shall become effective immediately upon execution and delivery. All terms and conditions in it shall form a part of the 1998 Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the 1998 Indenture. The 1998 Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this Second Supplemental Indenture. The 1998 Indenture and all supplements thereto, including the Second Supplemental Indenture shall be read, taken and construed together as one instrument. Capitalized terms used but not


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defined in this Second Supplemental Indenture have the meaning ascribed to such terms in the 1998 Indenture.

         Section 4.2 Execution in Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         Section 4.3 Governing Law. The internal laws of the State of New York shall govern and be used to construe this Second Supplemental Indenture and the new notations of Subsidiary Guarantees executed and delivered pursuant to it.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

                                     PARKER DRILLING COMPANY


                                     By:
                                        ----------------------------------------
                                     Name:   James J. Davis
                                     Title:  Sr. Vice President-Finance and
                                             Chief Financial Officer


                                     PARKER DRILLING COMPANY OF COLOMBIA LIMITED


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     INTERNATIONAL EQUIPMENT LEASING COMPANY


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


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                                   Exhibit A-1

         Each of the Subsidiary Guarantors under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, has unconditionally guaranteed the obligations of the Company under the Notes and the Indenture, jointly and severally (each such guarantee being "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes of every series issued hereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of and Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note on which the Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         By each of the following, and any other Subsidiary Guarantor as may be added or substituted from time to time, as Subsidiary Guarantors:

                                            Parker Drilling Company of Colombia
                                            Limited, Subsidiary Guarantor

                                            By:____________________________
                                            Its:


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                                   Exhibit A-2

         Each of the Subsidiary Guarantors under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, has unconditionally guaranteed the obligations of the Company under the Notes and the Indenture, jointly and severally (each such guarantee being "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes of every series issued hereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of and Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note on which the Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         By each of the following, and any other Subsidiary Guarantor as may be added or substituted from time to time, as Subsidiary Guarantors:

                                        International Equipment Leasing Company,
                                        Subsidiary Guarantor


                                        By:____________________________
                                        Its:


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